UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2021

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2021, CLNC Manager, LLC (the “Manager”), a Delaware limited liability company and wholly-owned subsidiary of Colony Capital Operating Company, LLC (“CLNY OP”), a Delaware limited liability company and the operating company of Colony Capital, Inc., a Maryland corporation (the “Company”), entered into a termination agreement (the “Termination Agreement”) with Colony Credit Real Estate, Inc., a Maryland corporation (“CLNC”), Credit RE Operating Company, LLC, a Delaware limited liability company and subsidiary of CLNC (“Credit RE”), and Colony Capital Investment Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of CLNY OP. The Termination Agreement provides for, among other things, the termination of the Amended and Restated Management Agreement, dated November 6, 2019, by and among CLNC, the Manager and Credit RE (the “Management Agreement”). Upon the closing of the transactions contemplated by the Termination Agreement, the Manager will cease to be the external manager of CLNC (the “Internalization”), and CLNC will no longer pay management or incentive fees to the Manager for any post-closing period. The consummation of the Internalization, which is subject to certain customary closing conditions, is expected to occur in the second quarter of 2021.

Under the terms of the Termination Agreement members of CLNC’s executive team currently employed by the Manager will be offered employment by CLNC upon the closing of the Internalization, including Michael J. Mazzei, Chief Executive Officer and President of CLNC; Andrew E. Witt, Chief Operating Officer of CLNC; Frank V. Saracino, Chief Financial Officer, Chief Accounting Officer and Treasurer of CLNC; and David A. Palamé, General Counsel and Secretary of CLNC. In connection with the Internalization, the Company will cease to have affiliated representatives on CLNC’s board of directors when their terms expire at CLNC’s upcoming annual shareholders meeting in May 2021.

Termination Agreement

Pursuant to the terms of the Termination Agreement, upon the closing of the Internalization, CLNC will pay to the Manager a one-time termination fee of $102.3 million in cash.

The parties’ obligations to consummate the transactions contemplated by the Termination Agreement are subject to certain closing conditions, including: (a) the accuracy of representations and warranties of each party, (b) the absence of certain legal impediments to the consummation of the transaction, and (c) all closing deliverables (including certain third-party consents) required by each of the parties being delivered to the other party.

The parties may terminate the Termination Agreement (a) by mutual written consent, (b) if a governmental authority has prohibited the transaction, (c) if closing has not occurred by July 6, 2021 and (d) in the event of a material uncured breach by the other party.

In connection with the closing of the Internalization and pursuant to the Termination Agreement, the trademark license agreements, each dated January 31, 2018 (the “License Agreements”), entered into by the Company and CLNY OP with Credit RE, pursuant to which the Company and CLNY OP granted Credit RE a non-exclusive, royalty-free license to use the name and trademarks “Colony”, “NorthStar”, derivatives thereof and the logo for the Company (the “Marks”), will automatically terminate effective as of the closing. Effective as of the closing, Manager and its Affiliates will grant to CLNC and its affiliates a non-exclusive, royalty-free license to continue to use the Marks for a period of twelve months in connection with CLNC’s business. Shortly after the closing of the Internalization, CLNC expects to begin operating under a new name.

Stockholders Agreement

In connection with the closing of the Internalization, CLNC and CLNY OP, which beneficially owns approximately 36.1% of the outstanding shares of stock of CLNC, have agreed to enter into an amended and restated stockholders agreement of CLNC (the “Stockholders Agreement”). Pursuant to the terms of the Stockholders Agreement, for so long as CLNY OP and certain of its affiliates beneficially own at least 10% of the outstanding shares of stock of CLNC, CLNY OP and its affiliates will be obligated to vote their shares in favor of the director nominees recommended by the board of directors of CLNC (the “CLNC Board”), against any director nominees not recommended by the CLNC Board and against removal of any then-incumbent directors of the CLNC Board, in each case at any meeting of CLNC’s stockholders that occurs prior to the 2023 annual meeting of CLNC’s stockholders.

In addition, until the earlier of (x) December 31, 2022 and (y) the date on which CLNC’s stockholders are first permitted pursuant to the advance notice provisions of CLNC’s bylaws to submit proposals to be included in CLNC’s proxy statement relating to the 2023 annual meeting of CLNC’s stockholders, the Company and its controlled affiliates will be subject to customary standstill restrictions, including an obligation not to initiate or make shareholder proposals, nominate directors, or participate in proxy solicitations.

CLNY OP and its affiliates will also be prohibited from, directly or indirectly, acquiring beneficial ownership of any outstanding equity securities of CLNC or Credit RE or any options, warrants, rights to acquire, or securities convertible into or exchangeable for, equity securities of CLNC or Credit RE or any voting rights in respect thereof.

Transition Services Agreement

In connection with the closing of the Internalization, certain affiliates of each of the Company and CLNC are also expected to enter into a transition services agreement (the “TSA”) to facilitate the Internalization and, in addition, CLNC will provide affiliates of the Company with certain limited transition services.

The foregoing descriptions of the Termination Agreement, the Stockholders Agreement, the TSA and the transactions contemplated by each such agreement do not purport to be complete and are qualified in their entirety by reference to the Termination Agreement (including the Forms of Stockholder Agreement and TSA, which are appended thereto), a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. The Termination Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto or any of their respective businesses.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of each of the Management Agreement and the
License Agreements is incorporated by reference into this Item 1.02.

Cautionary Statement Regarding Forward-Looking Statements.

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause the Company’s actual results to differ from those set forth in the forward-looking statements: the possibility that the conditions to closing the Internalization will not be satisfied in a timely manner or at all; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19); or the ability to realize efficiencies as well as anticipated strategic and financial benefits of the Internalization. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of COVID-19.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*
Termination Agreement, dated April 4, 2021, by and among Colony Credit Real Estate, Inc., Credit RE Operating Company, LLC, CLNC Manager, LLC, and solely for the purposes of Section 8.15 thereof, Colony Capital Investment Advisors, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 7, 2021	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer